EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-243528) and Form S-8 (Nos. 333-226487 and 333-258402) of Terex Corporation of our report dated February 12, 2021 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Stamford, Connecticut
February 11, 2022